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                                                                   EXHIBIT 10.64

                                                                  EXECUTION COPY


                          PLEDGE AND SECURITY AGREEMENT

                           DATED AS OF MARCH 19, 2003

                                     BETWEEN

                                  THE GRANTORS,

                                       AND

                                 HSBC BANK USA,
                            AS JOINT COLLATERAL AGENT

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                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS........................................................................1

       (a)   General Definitions................................................................1
       (b)   Definitions; Interpretation.......................................................13

SECTION 2.   GRANT OF SECURITY.................................................................13

       (a)   Grant of Security.................................................................14
       (b)   Certain Limited Exclusions........................................................14

SECTION 3.   SECURITY FOR SECURED OBLIGATIONS..................................................15

       (a)   Security for Secured Obligations..................................................15
       (b)   Continuing Liability under Collateral.............................................15

SECTION 4.   REPRESENTATIONS AND WARRANTIES AND COVENANTS......................................15

       (a)   Generally.........................................................................15
       (b)   Equipment.........................................................................19
       (c)   Investment Related Property.......................................................20
       (d)   Material Contracts................................................................26
       (e)   Letter of Credit Rights...........................................................28
       (f)   Intellectual Property.............................................................28
       (g)   Commercial Tort Claims............................................................33

SECTION 5.   ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES................................33

SECTION 6.   JOINT COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.................................35

SECTION 7.   REMEDIES..........................................................................36

       (a)   Generally.........................................................................36
       (b)   Application of Proceeds...........................................................37
       (c)   Sales on Credit...................................................................37
       (d)   Investment Related Property.......................................................37
       (e)   Intellectual Property.............................................................38

SECTION 8.   JOINT COLLATERAL AGENT............................................................40

SECTION 9.   CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS.....................40

SECTION 10.  STANDARD OF CARE; JOINT COLLATERAL AGENT MAY PERFORM..............................41

SECTION 11.  INDEMNITY.........................................................................41
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SECTION 12.  MISCELLANEOUS.....................................................................41

       (a)   Notices...........................................................................41
       (b)   Expenses..........................................................................42
       (c)   Amendments and Waivers............................................................42
       (d)   Successors and Assigns............................................................43
       (e)   Independence of Covenants.........................................................43
       (f)   Survival of Representations, Warranties and Agreements............................43
       (g)   Marshaling; Payments Set Aside....................................................43
       (h)   Severability......................................................................43
       (i)   Headings..........................................................................43
       (j)   APPLICABLE LAW....................................................................43
       (k)   CONSENT TO JURISDICTION...........................................................43
       (l)   WAIVER OF JURY TRIAL..............................................................44
       (m)   Counterparts......................................................................44
       (n)   Effectiveness.....................................................................44
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SCHEDULE I     General Information
SCHEDULE II    Location of Equipment
SCHEDULE III   Investment Related Property
SCHEDULE IV    Material Contracts
SCHEDULE V     Letters of Credit
SCHEDULE VI    Intellectual Property
SCHEDULE VII   Commercial Tort Claims
SCHEDULE VIII  Excluded and Restricted Patents
ANNEX A        Pledge Supplement
EXHIBIT A      Form of Patent Security Agreement
EXHIBIT B      Form of Trademark Security Agreement
EXHIBIT C      Form of Copyright Security Agreement

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            This PLEDGE AND SECURITY AGREEMENT, dated as of March 19, 2003 (this
"AGREEMENT"), between Hexcel Corporation, a Delaware corporation (the "COMPANY") and each of the other undersigned parties hereto (together with the Company, each, a "GRANTOR"), and HSBC Bank USA acting in the capacity of collateral agent (the "JOINT COLLATERAL AGENT") for the benefit of the Secured Parties.

                                    RECITALS:

            WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among the Company, each other Grantor and Wells Fargo Bank Minnesota, National Association, as trustee on behalf of the note holders.

            WHEREAS, pursuant to the Indenture, the Company may, subject to the requirements thereof, designate additional obligations as Parity Lien Debt;

            WHEREAS, pursuant to a Collateral Agency Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "COLLATERAL AGENCY AGREEMENT") HSBC Bank USA has been appointed to serve as Joint Collateral Agent for the benefit of the Secured Parties;

            WHEREAS, it is a condition precedent to the issuance of the Notes that each Grantor agree to secure the Notes and the other Secured Obligations as provided herein;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Joint Collateral Agent hereby agree as follows:

SECTION 1.  DEFINITIONS

            (a) GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

            "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

            "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

            "AFFILIATE" shall mean, as applied to any Person, (1) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person or (2) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified person or (C) of any person described in clause (1). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGREEMENT" shall have the meaning set forth in the preamble.

            "ASSET SALE PROCEEDS ACCOUNT" shall mean the account to be established within thirty (30) days after the Closing Date in accordance with
Section 4(c)(3)(i)(2) hereof and any successor account or accounts.

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            "AUTHENTICATE" shall mean "authenticate" as defined in Article 9 of the UCC.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "CAPITAL STOCK" shall mean:

                    (1)    in the case of a corporation, corporate stock;

                    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means

                    (1)    United States dollars;

                    (2)    investments in U.S. government obligations;

                    (3) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50.0 million (or the U.S. dollar equivalent thereof) and whose long-term debt is rated "A-" or higher (or such equivalent rating) by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act);

                    (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above;

                    (5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

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                    (6)    investments in securities with maturities of six
     months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "CASH PROCEEDS" shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

            "CHATTEL PAPER" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in the UCC.

            "CLOSING DATE" shall mean the date on which the Indenture is made.

            "COLLATERAL" shall have the meaning set forth in Section 2(a) hereof.

            "COLLATERAL AGENCY AGREEMENT" shall mean that certain Collateral Agency Agreement dated the date hereof among the Company, the Joint Collateral Agent, Wells Fargo Bank, as trustee and the representatives of Parity Lien Debt party from time to time thereto.

            "COLLATERAL DOCUMENTS" shall mean this Agreement, the Collateral Agency Agreement, that certain Trademark Security Agreement dated the date hereof by the Company in favor of the Joint Collateral Agent for the benefit of the Secured Parties, that certain Copyright Security Agreement dated the date hereof by the Company in favor of the Joint Collateral Agent for the benefit of the Secured Parties, that certain Patent Security Agreement dated the date hereof by the Company in favor of the Joint Collateral Agent for the benefit of the Secured Parties and all other instruments, documents and agreements delivered by any of the parties to the Transaction Documents pursuant to this Agreement or any other Transaction Document in order to grant or perfect a lien in favor of the Joint Collateral Agent on any real, personal or mixed property of such party as security for the Secured Obligations.

            "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software.

            "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

            "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule VII hereto (as such schedule may be amended or supplemented from time to time).

            "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

            "COPYRIGHT LICENSES" shall mean any and all agreements granting any right in, to or under Copyrights to which a Grantor is a party (whether such Grantor is licensee or licensor thereunder)

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including, without limitation, each agreement referred to in Schedule VI(B) (as such schedule may be amended or supplemented from time to time).

            "COPYRIGHTS" shall mean all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications for any of the foregoing including, without limitation, the applications referred to in Schedule VI(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

            "CREDIT FACILITY COLLATERAL" means, at any time in respect of any Qualified Credit Facility:

                    (1) inventory (as defined in Article 9 of the New York Uniform Commercial Code), whether now owned or hereafter acquired, and the cash and non-cash proceeds thereof, and all rights under any existing or future policy of property loss or casualty insurance on such inventory, together with the cash proceeds thereof;

                    (2) accounts (as defined in Article 9 of the New York Uniform Commercial Code), whether now existing or hereafter arising, but only to the extent that such accounts are:

                    (a) rights to payment for goods sold or services rendered (whether or not such goods or services conform to the contract), or

                    (b) rights to payment for goods to be sold or services to be rendered, but only, at any time, to the extent inventory (whether consisting of raw materials, work-in-process or finished goods) is then on hand that may, upon completion of manufacture, be delivered for such sale, in the case of each of clauses (1) and (2), together with all rights under the contract for such sale relating to or affecting the creation or collection of such account or the completion or sale of such inventory, together with all Liens, letters of credit, guarantees and other obligations securing or supporting such accounts, together with the cash and non-cash proceeds thereof;

                    (3) money, deposit accounts (as defined in Article 9 of the New York Uniform Commercial Code) and deposits therein and Cash Equivalents, except (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral; and

                    (4) property of a Foreign Subsidiary owned by a Foreign Subsidiary, whenever held, acquired or arising, but only if and to the extent securing Indebtedness permitted by clause (2) of the definition of "Permitted Debt" in the Indenture.

            "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC.

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            "DISQUALIFIED STOCK" means, with respect to any Person, any Capital
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes described Sections 4.10 and 4.15 of the Indenture and
(2) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto; and PROVIDED, FURTHER, HOWEVER, that neither of the Company's series A preferred stock nor its series B preferred stock shall be deemed to be Disqualified Stock.

            "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

            "DOCUMENTS EVIDENCING GOODS" shall mean all Documents evidencing, representing or issued in connection with Goods.

            "DOMESTIC SUBSIDIARIES" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company; PROVIDED, HOWEVER, that a Domestic Foreign Holding Company shall not constitute a Domestic Subsidiary.

            "EQUIPMENT" shall mean: (i) all "equipment" as defined in the UCC,
(ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC),
(iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the following conditions: (i) an Event of Default as defined in the Indenture or
(ii) an Event of Default under any Parity Lien Credit Document.

            "EXCLUDED ASSETS" shall have the meaning set forth in the Indenture.

            "EXCLUDED PATENTS" shall mean the Patents set forth on Schedule VIII(A) hereto.

            "FIXTURES" shall mean all "fixtures" as defined in Article 9 of the UCC.

            "FOREIGN SECURITY DOCUMENTS" means the Intercreditor & Agency Agreement, the UK Security Trust Deed, the UK Share Charge and the French Share Pledge and any other document or agreement (other than this Agreement and the Security Agreement entered into in connection with the New Senior Credit Facility) pursuant to which any equity interest in a Foreign Subsidiary is pledged for

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the benefit of any Foreign Subsidiary Equity Secured Party (as defined in the
Intercreditor & Agency Agreement).

            "FOREIGN SUBSIDIARY HOLDING COMPANY" means a Subsidiary formed under the laws of any State of the United States which (i) is owned and operated solely for the purpose of owning interests in and intercompany debt of Subsidiaries that are not Domestic Subsidiaries, (ii) is not obligated in respect of any Indebtedness, as issuer or borrower, guarantor or otherwise, (iv) has not created or become subject to any Lien upon any of its present or future property, and (iv) is a "controlled foreign corporation" for United States federal income tax purposes.

            "FRENCH SHARE PLEDGE" means the Pledge Over a Securities Account (COMPTE D'INSTRUMENTS FINANCIERS) dated as of the date hereof among the Company and Fleet Capital Corporation as intercreditor agent.

            "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

            "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the UCC).

            "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Equipment, Documents Evidencing Goods and Software Embedded In Goods; provided, however, that "Goods" shall not include Inventory.

            "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any interest rate protection agreement or currency exchange protection agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

            "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

                    (1) the principal of and premium (if any such premium is then due and owing) in respect of (a) Indebtedness of such Person for money borrowed; and (b) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                    (2)    all Capital Lease Obligations of such Person;

                    (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                    (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no

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     later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                    (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the liquidation preference with respect to any preferred stock (but excluding, in each case, any accrued dividends);

                    (6)    all obligations of the type referred to in clauses
     (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

                    (7)    all obligations of the type referred to in clauses
     (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                    (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     For purposes of this definition, the obligation of such Person with respect to the redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such stock as if such stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; PROVIDED, HOWEVER, that if such stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person; PROVIDED, HOWEVER, that:

                    (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

                    (2) Indebtedness shall not include any liability for federal, state, local or other taxes.

            "INDEMNITEE" shall mean the Joint Collateral Agent, and its and its Affiliates' officers, partners, directors, trustees, employees, and agents.

            "INDENTURE" shall have the meaning set forth in the preamble.

            "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

            "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Joint Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

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            "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights,
Patents, Trademarks, and Trade Secrets.

            "INTELLECTUAL PROPERTY LICENSES" shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

            "INTERCREDITOR & AGENCY AGREEMENT" shall mean that certain Intercreditor & Agency Agreement dated as of the date hereof by and among the Joint Collateral Agent, Fleet Capital Corporation, as intercreditor agent and security trustee, Fleet Capital Corporation, as existing facility agent and all other facility agents from time to time party thereto.

            "INTERCREDITOR AGENT AND SECURITY TRUSTEE" shall mean Fleet Capital Corporation and its successors and assigns under the Intercreditor & Agency Agreement.

            "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVENTORY" shall mean all "inventory" as defined in Article 9 of the UCC.

            "INVESTMENT ACCOUNTS" shall mean the Securities Accounts, Commodities Accounts and the Asset Sale Proceeds Account; provided, however, that Investment Accounts shall not include Deposit Accounts except for the Asset Sale Proceeds Account and deposits therein or any Securities Account holding only Cash Equivalents (other than any Cash Equivalents constituting identifiable proceeds of Collateral).

            "INVESTMENT RELATED PROPERTY" shall mean: (a) all "investment property" (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) certificates of deposit; provided, however, that Investment Related Property shall not include Deposit Accounts or Cash Equivalents except for the Asset Sale Proceeds Account and deposits therein and any money, Deposit Accounts and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral.

            "JOINT COLLATERAL AGENT" shall have the meaning set forth in the preamble.

            "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(i) the business, operations, properties, assets or condition (financial or otherwise) of any Grantor and its subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its Secured Obligations;
(iii) the legality, validity, binding effect or enforceability against any Grantor of a Transaction Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any agent and Joint Collateral Agent under any Secured Obligation.

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            "MATERIAL CONTRACT" shall mean any agreement, contract or license or other arrangement to which any Grantor is a party that is material to the Grantors and their Subsidiaries taken as a whole and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "MATERIAL FOREIGN SUBSIDIARY" means each of Hexcel S A, Hexcel Holdings (UK) Limited and each other Foreign Subsidiary of the Company that as at any date of determination, any of the following criteria has been met: (a) the aggregate revenue generated by such Foreign Subsidiary equals or exceeds an amount equal to $15,000,000 for the period of four (4) consecutive fiscal quarters most recently ended, (b) whose assets at any time exceed $5,000,000 in aggregate book value, or (c) which has had its Capital Stock pledged to the holder of any other Indebtedness of the Company or any of its Subsidiaries; provided that (x) any Foreign Subsidiary whose only asset is the equity interests of a joint-venture shall not be subject to the criteria contained in clause (a) hereof, and (y) the fair market value of such equity interests in the joint venture shall be the carrying value of such equity interests on the books of the Company(determined in accordance with GAAP). A Foreign Subsidiary that is a Material Foreign Subsidiary at any date pursuant to this definition shall continue to be or be deemed to be a Material Foreign Subsidiary at all times thereafter, without regard to the results of any future re-determination pursuant to this definition.

            "MONEY" shall mean "money" as defined in the UCC.

            "MORTGAGES" shall mean any mortgage, deed of trust or similar document executed by any Grantor now or hereafter securing any Secured Obligations.

            "NON-ASSIGNABLE CONTRACT" shall mean any Material Contract that by its terms purport to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Sections 9-406 through 409 of the UCC).

            "NOTE OBLIGATIONS" shall have the meaning set forth in the Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

            "PARITY LIEN CREDIT DOCUMENT" shall mean the indenture or other agreement governing any Parity Lien Debt.

            "PARITY LIEN DEBT" shall have the meaning specified in the Indenture.

            "PARITY LIEN OBLIGATION" shall have the meaning specified in the Indenture.

            "PARITY LIEN REPRESENTATIVE" shall mean the trustee, agent or other representative of the holders of Parity Lien Debt."

            "PATENT LICENSES" shall mean any and all agreements granting any right in, to or under Patents, to which a Grantor is a party (whether such Grantor is licensee or licensor thereunder) including without limitation, each agreement referred to in Schedule VI(D) hereto (as such schedule may be amended or supplemented from time to time).

            "PATENTS" shall mean all United States, state and foreign patents and applications for letters patent, including, but not limited to, each patent and patent application referred to in Schedule VI(C) hereto (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, the right to sue for past, present and future infringements of any of the foregoing and all proceeds of the foregoing including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

            "PAYMENT INTANGIBLE" shall have the meaning specified in Article 9 of the UCC.

            "PERMITTED LIEN" shall have the meaning set forth in the Indenture.

            "PERSON" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

            "PLEDGED ALTERNATIVE EQUITY INTERESTS" shall mean all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; PROVIDED, HOWEVER, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

            "PLEDGED DEBT" shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III hereto under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), all monetary obligations owing to any Grantor from any other Grantor, the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

            "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

            "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III hereto under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

            "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on
Schedule III hereto under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

            "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on
Schedule III hereto under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

            "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III hereto under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

            "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            "QUALIFIED CREDIT FACILITY" shall have the meaning specified in the Indenture.

            "RECORD" shall have the meaning specified in Article 9 of the UCC.

            "RESTRICTED PATENT" shall mean the Patents set forth on Schedule VIII(B) hereto.

            "REPRESENTATION DATE" shall mean each of (i) the date hereof and
(ii) each date on which any additional Parity Lien Debt executes a joinder agreement and becomes party to the Collateral Agency Agreement.

            "SECURED OBLIGATIONS" all Note Obligations, Parity Lien Obligations and all obligations hereunder or under any other Collateral Document (including, without limitation, any guarantees of the foregoing).

            "SECURED PARTY" shall mean each of the Joint Collateral Agent, the Trustee, the holders from time to time of the Notes, each Parity Lien Representative and each holder from time to time of Parity Lien Debt.

            "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule III hereto under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

            "SOFTWARE EMBEDDED IN GOODS" means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

            "STATE" shall mean a State or Commonwealth of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" shall mean, with respect to any specified Person:

                    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

            "TRADE SECRET LICENSES" shall mean any and all agreements granting any right in, to or under Trade Secrets to which Grantor is a party (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI(G) hereto (as such schedule may be amended or supplemented from time to time).

            "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a "Trade Secret"), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret, and all proceeds of the foregoing, including, without limitation, royalities, income, payments, claims, damages, and proceeds of suit.

            "TRADEMARK LICENSES" shall mean any and all agreements granting any right in, to or under Trademarks to which a Grantor is a party (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule VI(F) hereto (as such schedule may be amended or supplemented from time to time).

            "TRADEMARKS" shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the right to use names likenesses and biographical data, all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications referred to in Schedule VI(E) hereto (as such schedule may be amended or supplemented from time to time), the goodwill of the business symbolized by the foregoing, the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

            "TRANSACTION DOCUMENTS" shall mean the Indenture, this Agreement, any Collateral Documents and any Parity Lien Credit Documents.

            "UCC" or "NEW YORK UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UK SHARE CHARGE" means the Share Charge dated as of the date hereof among the Company as chargor and Fleet Capital Corporation as security trustee.

            "UK SECURITY TRUST DEED" means the Security Trust Deed dated as of the date hereof among the Company, Fleet Capital Corporation as security trustee, HSBC Bank USA as Joint Collateral Agent, Fleet Capital Corporation as agent under the New Senior Credit Facility and each other Credit Facility Agent (as defined in the Indenture) thereafter arising.

            (b) DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the Collateral Agency Agreement and if not defined therein, the UCC. References to "Sections," "Annexes" and "Schedules" shall be to Sections, Annexes and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and either the Collateral Agency Agreement or the Indenture, such other agreements shall govern, and in the event of any conflict or inconsistency between such agreements, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.  GRANT OF SECURITY

            (a)     GRANT OF SECURITY. Subject to Paragraph (b) of this
Section 2, each Grantor hereby grants to the Joint Collateral Agent for the benefit of the Secured Parties a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral", as defined in Section 1(a)):

                    (i)    Asset Sale Proceeds Account;

                    (ii)   Chattel Paper;

                    (iii)  Documents;

                    (iv) Goods (including Documents Representing Goods and Software Embedded in Goods);

                    (v)    Insurance;

                    (vi)   Intellectual Property and Intellectual Property
            Licenses;

                    (vii)  Investment Related Property;

                    (viii) Letter of Credit Rights;

                    (ix)   Material Contracts;

                    (x)    Commercial Tort Claims;

                    (xi) to the extent not otherwise included above, all General Intangibles, Payment Intangibles, Chattel Paper, Instruments, contracts, motor vehicles and other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                    (xii) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

            (b) CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(a) hereof attach to any Excluded Assets or Excluded Patent and such Excluded Assets and Excluded Patents shall not be deemed "Collateral" for the purposes of this Agreement. In addition, such security interest granted under Section 2(a) hereof shall not attach to any Capital Stock of any Foreign Subsidiary of the Company that is not a Material Foreign Subsidiary and any such Capital Stock shall not constitute "Collateral" for purposes of this Agreement. In addition, if and only for so long as the grant of a security interest in any Restricted Patent shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any agreement relating to such Restricted Patent (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law) then such Restricted Patent shall not constitute Collateral hereunder; provided, however that the security interest shall attach immediately (and such Restricted Patent shall constitute Collateral hereunder) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attached immediately to any portion of such Restricted Patent that does not result in any of the consequences specified in (i) or (ii).

SECTION 3.  SECURITY FOR SECURED OBLIGATIONS

            (a) SECURITY FOR SECURED OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Secured Obligations.

            (b) CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Joint Collateral Agent or any Secured Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Joint Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Joint Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by the Joint Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.  REPRESENTATIONS AND WARRANTIES AND COVENANTS

            (a)     GENERALLY.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, except for sales expressly permitted by each of the Transaction Documents;

                           (2) Such Grantor has been duly organized solely under the laws of the State specified in Schedule I and is duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                           (3) the execution and delivery of this Agreement by such Grantor and the performance by it of its obligations under this Agreement are within its corporate or other powers and have been duly authorized by all necessary corporate or other action;

                           (4) upon the filing of all UCC financing statements naming each Grantor as "debtor" and HSBC Bank USA as the Joint Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule I(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, the security interests granted to the Joint Collateral Agent hereunder constitute valid and perfected first priority Liens (subject to any Permitted Liens) to the extent such security interests can be perfected by filing under the UCC;

                           (5)  other than the financing statements and
                    evidences of security interests filed in favor of the Joint Collateral Agent, no effective UCC financing statement, fixture filing, evidence of security interests or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements and evidences of security interests have been delivered to the Joint Collateral Agent for filing and (y) financing statements and evidences of security interests filed in connection with Permitted Liens;

                           (6) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Joint Collateral Agent hereunder or (ii) the exercise by Joint Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (4) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and as may be required under federal laws pertaining to Intellectual Property;

                           (7) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Joint Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except for the recording of evidences of the security interest in the applicable Intellectual Property registries with respect to Collateral consisting of Patents and registered Copyrights and Trademarks and applications therefor, and except for the taking of appropriate actions to perfect the lien under applicable foreign law with respect to non-U.S. Intellectual Property, and registration of copyrights;

                           (8) it has indicated on Schedule I(A) hereto (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number (provided that such organizational identification number shall not be required for any Grantor who is organized under the law of the State of Delaware and is a Registered Organization) and (z) the jurisdiction where the chief executive office or its sole place of business is (or if such Grantor is a natural person principal residence and principal place of business), and for the one-year period preceding the date hereof has been, located;

                           (9) the full legal name of such Grantor is as set forth on Schedule I(A) and it has not done in the last five
                    (5) years, and it does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule I(B) (as such schedule may be amended or supplemented from time to time);

                           (10) except as provided on Schedule I(C), it has not
                    changed its name, jurisdiction of organization, chief executive office or sole place of business (or, if such Grantor is a natural person, principal residence or principal place of business) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

                           (11) such Grantor has not within the last five (5)
                    years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule I(D) hereof (as such schedule may be amended or supplemented from time to time);

                           (12) with respect to each agreement identified on
                    Schedule I(D), it has indicated on Schedule I(A) and
                    Schedule I(B) the information required pursuant to Section 4(a)(8) and (9) with respect to each Grantor under each such agreement;

                           (13) all information supplied by any Grantor with
                    respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

                           (14) none of the Collateral constitutes, or is the
                    Proceeds of, "farm products" (as defined in the UCC).

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                           (1) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens;

                           (2) such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;

                           (3)  it shall not produce, use or permit any
                    Collateral to be used unlawfully or in violation of any provision of this Agreement or of any Intellectual Property License or, to such Grantor's knowledge, any other contract covering such Collateral or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral unless such use could not reasonably be expected to have a Material Adverse Effect;

                           (4) it shall not change such Grantor's name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified the Joint Collateral Agent in writing, by executing and delivering to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office or jurisdiction of organization and providing such other information in connection therewith as the Joint Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Joint Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby;

                           (5) it shall notify the Joint Collateral Agent quarterly, in writing, of the establishment of any trade names and provide such other information in connection therewith as the Joint Collateral Agent may reasonably request and take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Joint Collateral Agent's security interest;

                           (6) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                           (7) to the extent any such event may be reasonably expected to have a Material Adverse Effect, upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Joint Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of any Grantor or the Joint Collateral Agent to dispose of the Collateral or any portion thereof

                           (8) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Joint Collateral Agent in writing of any event that may materially and adversely affect the rights and remedies of the Joint Collateral Agent in relation to any material Collateral, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

                           (9) it shall not take or permit any action which impairs the Joint Collateral Agent's rights in the Collateral; and

                           (10) it shall not license out (other than in the
                    ordinary course of business) sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted by the Indenture and in compliance therewith.

            (b)     EQUIPMENT.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants, on each Representation Date, that:

                           (1) all of the Equipment included in the Collateral has been kept for the past five (5) years only at the locations specified in Schedule II hereto (as such schedule may be amended or supplemented from time to time); and

                           (2) none of the Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor except with respect to any negotiable documents that have been delivered to the Joint Collateral Agent and, none of the Equipment located in the United States (other than any Equipment with a fair market value of less than $5,000,000 in the aggregate) and none of the Equipment located outside of the United States (other than any Equipment with a fair market value of less than $2,000,000 in the aggregate) is otherwise in the possession of any bailee or warehouseman.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor covenants and agrees that:

                           (1) it shall keep the Equipment in the locations specified on Schedule II hereto (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Joint Collateral Agent in writing, by executing and delivering to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, at least thirty (15) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Joint Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Joint Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Joint Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment; notwithstanding the foregoing, the Grantors may collectively retain equipment having a fair market value not to exceed $10,000,000 at any time outstanding in locations not disclosed on Schedule II;

                           (2) it shall not deliver any Document Evidencing any Goods to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Joint Collateral Agent;

                           (3) if any Equipment located in the United States (other than any Equipment with a fair market value of less than $750,000 in the aggregate) or any of the Equipment located outside of the United States (other than any Equipment with a fair market value of less than $250,000 in the aggregate) is in possession or control of any third party, including, without limitation, any warehouseman, bailee or agent, each Grantor shall use commercially reasonable efforts to notify the third party of the Joint Collateral Agent's security interest and obtaining an Authenticated acknowledgment from such third party that it is holding the Equipment for the benefit of the Joint Collateral Agent; and

                           (4) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, it will no less often than quarterly (A) provide information with respect to any such Equipment in excess of $50,000 individually or $400,000 in the aggregate,
                    (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Joint Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

            (c)     INVESTMENT RELATED PROPERTY.

                    (1)    PLEDGED EQUITY INTERESTS.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1) Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                           (2) except as set forth on Schedule III(B) hereto it has not acquired any equity interests of another entity within the past five (5) years;

                           (3) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                           (4)  without limiting the generality of
                    Section 4(a)(i)(3), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Joint Collateral Agent (or, with respect to any Pledged Equity Interests that are included in Foreign

                    Subsidiary Collateral, the security interest of the Intercreditor Agent and Security Trustee) in any Pledged Equity Interests or the exercise by the Joint Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof (or, with respect to any Pledged Equity Interests that are included in Foreign Subsidiary Collateral, the voting or other rights provided in the Foreign Security Documents and exercise of remedies by the Intercreditor Agent and Security Trustee);

                           (5) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                           (1) without the prior written consent of the Joint Collateral Agent (such consent shall not unreasonably be withheld), it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Joint Collateral Agent's security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, provided that the Joint Collateral Agent shall give such consent if in its reasonable judgment any such additional stock, partnership interests, limited liability company interests or other equity interests shall be subject to a first priority security interest in favor of the Joint Collateral Agent (or, with respect to any Pledged Equity Interests that are included in Foreign Subsidiary Collateral, a first priority security interest in favor of the Intercreditor Agent and Security Trustee), (c) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any material default under or material breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless such Grantor shall provide seven (7) days prior written notice to the Joint Collateral Agent of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Joint Collateral Agent's "control" (within the meaning of Section 8-106 of the UCC) thereof;

                           (2) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall use commercially reasonable efforts to enforce all of its rights with respect to any Investment Related Property;

                           (3) except as expressly permitted by the Indenture and in compliance therewith, it shall not permit, without the prior written consent of the Joint Collateral Agent, any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; and

                           (4) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Joint Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Joint Collateral Agent or its nominee following an Event of Default and to the substitution of the Joint Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

                    (2)    PLEDGED DEBT.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the Closing Date and on the Representation Date, that:

                           (1) Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor in excess of $7,500 individually or $50,000 in the aggregate and there is not any default under any Pledged Debt that has caused a Material Adverse Effect and such Pledged Debt constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor; and

                           (2) all of such Pledged Debt which is intercompany debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and the Company has no actual knowledge as to any other Pledged Debt not being the legal, valid and binding obligation of the issuers thereof.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                           (1) it shall notify the Joint Collateral Agent of any default under any Pledged Debt that has caused or is reasonably expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

                    (3)    INVESTMENT ACCOUNTS.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1)  Except with respect to any Excluded Assets,
                    Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Joint Collateral Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                           (2) within 30 days after the Closing Date, it will establish a deposit account to be the Asset Sale Proceeds Account and upon such establishment the Company will be the sole account holder thereof. Within such 30 day time period, the Company will deliver to the Joint Collateral Agent a legal opinion in form and substance satisfactory to the Joint Collateral Agent that the Joint Collateral Agent has a valid and perfected security interest in the Asset Sale Proceeds Account; and

                           (3) each Grantor has taken and will take all actions necessary or desirable to: (a) establish the Joint Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC); (b) establish the Joint Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over the Asset Sale Proceeds Account; and (c) subject to Section 4(c)(4)(ii) hereof, to deliver all Instruments to the Joint Collateral Agent.

                    (ii)   DELIVERY AND CONTROL

                           (1) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Annex C hereto pursuant to which it shall agree to comply with the Joint Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," subject to the next sentence hereof, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Annex D hereto, pursuant to which the Joint Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to:
                    (i) any Securities Accounts or Securities Entitlements that exist on the Closing Date, (ii) the Asset Sale Proceeds Account within thirty (30) days of the Closing Date and
                    (iii) any Securities Accounts or Securities Entitlements that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts.

                    (4)    INVESTMENT RELATED PROPERTY GENERALLY.

                    (i) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                           (1)  in the event it acquires rights in any
                    Investment Related Property after the date hereof, it shall deliver to the Joint Collateral Agent quarterly a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Joint Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to
                    Schedule III as required hereby; notwithstanding the foregoing, in the event it acquires any Investment Related Property with a fair market value greater than $25,000, it shall deliver to the Joint Collateral Agent a Pledge Supplement within thirty (30) days of acquiring such Investment Related Property;

                           (2) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Joint Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Joint Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Joint Collateral Agent and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Joint Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

                           (3) If any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions under the laws of such issuer's jurisdiction to insure the validity, perfection and priority (subject to Permitted Liens) of the security interest of the Joint Collateral Agent. Upon the occurrence of an Event of Default, the Joint Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Joint Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

                    (ii)   DELIVERY AND CONTROL.

                           (1) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4(c)(4) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4(c)(4) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Joint Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than (x) any Investment Related Property credited to a Securities Account and instruments having a principal amount of less than $7,500 individually and $50,000 in the aggregate or (y) any instruments included in the definition of Foreign Subsidiary Collateral that are delivered to the Intercreditor Agent and Security Trustee) it shall cause such certificate or instrument to be delivered to the Joint Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Joint Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Annex B hereto, pursuant to which such issuer agrees to comply with the Joint Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor. Notwithstanding the foregoing, with respect to the shares of any Foreign Subsidiary subject to the security interest in favor of the Intercreditor Agent and Security Trustee, it shall be sufficient if the related Grantor shall take all steps necessary under French and English law to create a valid, perfected, first priority security interest (subject to Permitted Liens) in favor of the Intercreditor Agent and Security Trustee.

                    (iii)  VOTING AND DISTRIBUTIONS.

            So long as no Event of Default shall have occurred and be continuing:

                           (1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Indenture, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, (i) with respect to Investment Related Property in the United States, no Grantor shall exercise or refrain from exercising any such right if the Joint Collateral Agent shall have notified such Grantor that, in the Joint Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect on the value of the material Investment Related Property or any material part thereof and (ii) with respect to Investment Related Property that is not located in the United States, after written notification from the Joint Collateral Agent, no Grantor shall exercise or refrain from exercising any such right if, such action could reasonably have a Material Adverse Effect on the value of the material Investment Related Property or any material part thereof and; and provided further, such Grantor shall give the Joint Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 4(c)(4), and no notice of any such voting or consent need be given to the Joint Collateral Agent; and

                           (2) the Joint Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

            Upon the occurrence and during the continuation of an Event of
Default:

                           (1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Joint Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                           (2) in order to permit the Joint Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Joint Collateral Agent all proxies, dividend payment orders and other instruments as the Joint Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Joint Collateral Agent may utilize the power of attorney set forth in Section 6.

            (d)     MATERIAL CONTRACTS.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1) Schedule IV(A) hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;

                           (2)  the Material Contracts have been duly
                    authorized, executed and delivered by all the Grantors party thereto, are in full force and effect and to the knowledge of the Grantors are binding upon and enforceable against all parties thereto in accordance with their respective terms, subject to bankruptcy, insolvency reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought; provided, however, that except as otherwise specified on Schedule IV hereto, on the date hereof no obligor under any Material Contract is currently the subject of any bankruptcy or insolvency proceeding. There exists (i) no payment default under any Material Contract and (ii) no other default under any Material Contract which would permit termination of such Material Contract by any party thereto; and

                           (3) except for those Material Contracts specifically identified on Schedule IV(B) hereto as Material Contracts which prohibit assignments or require consent or notice to any Person in connection with the assignment, no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Joint Collateral Agent hereunder, except such as has been given or made. With respect to those Material Contracts specified on Schedule IV(B) hereto, each applicable Grantor will use its commercially reasonable efforts to obtain the required consent to the security interest of the Joint Collateral Agent hereunder.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                           (1) the Joint Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Joint Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Joint Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Joint Collateral Agent;

                           (2) each Grantor shall deliver promptly to the Joint Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any default or event of default under a Material Contract;

                           (3) each Grantor shall deliver promptly to the Joint Collateral Agent, and in any event within twenty (20) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Joint Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract), provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4(d)(ii)(3), and an explanation of any actions being taken with respect thereto;

                           (4) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

                           (5) it shall exercise in a commercially reasonably manner each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or, after the occurrence and during the continuance of an Event of a Default, the Joint Collateral Agent may deem necessary or advisable;

                           (6) it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

                           (7) with respect to any Non-Assignable Contract to which it is a party, each such Grantor shall, unless the relevant restrictions on transfer are overidden by Section 9-406 of the UCC, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Joint Collateral Agent and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter.

            (e)     LETTER OF CREDIT RIGHTS.

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1) all material letters of credit to which such Grantor has rights is listed on Schedule V (as such schedule may be amended or supplemented from time to time) hereto; and

                           (2) it has used its best efforts to obtain the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Joint Collateral Agent.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall use its best efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Joint Collateral Agent and shall deliver to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto.

            (f)     INTELLECTUAL PROPERTY.

                    (i) REPRESENTATIONS AND WARRANTIES. Except as disclosed in Schedule VI (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on each Representation Date, that:

                           (1) Schedule VI (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state

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                    and foreign registrations of and applications for Patents
                    (except for the Excluded Patents and Restricted Patents), Trademarks and Copyrights owned by each Grantor, (ii) all material Intellectual Property Licenses, granting rights in any Patents, Trademarks, Copyrights or material Trade Secrets owned by such Grantor and (iii) other Intellectual Property Licenses which are material to the business of such Licensor provided; however, Schedule VI need not list (a) Intellectual Property Licenses from one Grantor to another Grantor; (b) immaterial "off-the-shelf" Intellectual Property Licenses for software used in the day-to-day business operations of such Grantor provided such software was not custom written or custom modified by or on behalf of such Grantor; or (c) Intellectual Property Licenses and Patents which are Excluded Assets;

                           (2) all registrations and applications required to be listed under clause (1) above, are standing in the name of such Grantor except for such Patent applications which have been filed under the names of individual inventors provided that such applications or the Patents issuing from them are assigned to such Grantor within a reasonable time period of the date of this Agreement;

                           (3) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property described in clause (i) of subsection (f)(i)(1) above, and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the Intellectual Property Licenses set forth on Schedule VI(B),
                    (D), (F) and (G) (as each may be amended or supplemented from time to time);

                           (4) all Intellectual Property owned by such Grantor, that is material to a Grantor's business (i) is subsisting;
                    (ii) is, to the best of Grantor's knowledge, valid and enforceable; (iii) has not been adjudged invalid or unenforceable, and (iv) Grantor has performed all acts and paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of such Intellectual Property;

                           (5) all Intellectual Property that is licensed by Grantor, that is material to a Grantor's business (i) is, to the best of Grantor's knowledge, subsisting, valid and enforceable; and (ii) is the subject of an Intellectual Property License that has been duly authorized, executed and delivered by all the Grantors party thereto, are in full force and effect and to the knowledge of the Grantors are binding upon and enforceable against all parties thereto in accordance with their respective terms, subject to bankruptcy, insolvency reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought; provided, however, that except as otherwise specified on Schedule VI hereto, on the date hereof no obligor under any Intellectual Property License on Schedules VI(B), (D), (F) or (G) is currently the subject of any bankruptcy or insolvency proceeding. There exists (i) no payment default under any Intellectual Property License Schedules VI(B), (D),(F) or (G) and (ii) no other default under any Intellectual Property License which would permit termination of such Intellectual Property License by any party thereto;

                           (6) no action or proceeding before any court or administrative authority in pending or, to the best of Grantor's knowledge, threatened against Grantor challenging such Grantor's right to register, the validity of, or such Grantor's rights to own, use, or license to other parties any Intellectual Property owned by a Grantor;

                           (7) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor has been using required statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

                           (8) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by Grantor and has taken all commercially reasonable action to insure that all licensees of such Trademarks use such commercially reasonable standards of quality;

                           (9) to each Grantor's knowledge, the conduct of such Grantor's business does not infringe upon or misappropriate any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim is pending, or to the best of such Grantor's knowledge, threatened, that the conduct of such Grantor's business or the use of any Intellectual Property owned or used by Grantor violates the asserted rights of any other party;

                           (10) to each Grantor's knowledge, no other party is
                    infringing upon or misappropriating any material Intellectual Property owned or used by such Grantor;

                           (11) no settlement or consent, covenant not to sue,
                    nonassertion assurance, or release has been entered into by such Grantor or to which such Grantor is bound that adversely affects such Grantor's rights to own or use, or grant to others the right to use, any material Intellectual Property which could reasonably be expected to have a Material Adverse Effect; and

                           (12) each Grantor has not made any agreements or
                    entered into any Contracts to (other than this Agreement) mortgage, pledge, encumber, assign, sell, transfer, license or grant an option for any material Intellectual Property outside the ordinary course of business that has not been terminated or released.

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees as follows:

                           (1) Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which could reasonably be expected to adversely affect the validity, grant, or enforceability of the security interest granted therein;

                           (2) at the Joint Collateral Agent's request Grantor shall, or with not less than fifteen (15) days' notice to the Joint Collateral Agent prior to filing any copyright application of the details of such proposed application (or shorter notice period, to the extent that delaying the filing of the copyright application would adversely affect the Grantor's rights to enforce its copyright against an alleged infringer), Grantor may, apply to register any unregistered Copyrightable work which is material to the business of Grantor, in the United States Copyright Office and; in each case, Grantor shall, concurrently with such notice, execute and deliver to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto or signed counterpart of a Copyright Security Agreement substantially in the form of Annex D, together with all supplements to the schedules thereto;

                           (3) it shall promptly notify the Joint Collateral Agent if it knows or has reason to know that any item of material Intellectual Property that is material to the business of any Grantor is likely to become or be (a) other than as a result of the expiration in the ordinary course of a non-renewable term, abandoned or dedicated to the public or placed in the public domain, or invalid or unenforceable,
                    (b) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court arbitral tribunal or regulatory agency, or (c) within the statutory period in which statutory termination rights can be exercised;

                           (4) subject to clause (2) above, it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, each state registry and each foreign counterpart of the foregoing, to pursue any application and maintain any registration of each material Trademark, Patent, and Copyright owned by any Grantor and which is now or shall become included in the Collateral including, but not limited to, those items on
                    Schedule VI(A), (C) and (E) (as each may be amended or supplemented from time to time);

                           (5) in the event that, to the Grantor's knowledge, any material Intellectual Property owned by, or licensed to any Grantor is infringed, misappropriated, or diluted by another party, such Grantor shall promptly take all commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                           (6) to the extent required to prevent material Trademarks from becoming invalid, each Grantor shall maintain the level of the quality of products sold and services rendered under any Trademark, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such standards of quality;

                           (7) it shall take all commercially reasonable steps required to protect the secrecy and proprietary nature of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                           (8) it shall promptly (but in no event more than forty-five (45) days after the fact) report to the Joint Collateral Agent (i) the filing of any application to register any Trademarks and Patents (whether it owns in whole or in part) with the United States Patent and Trademark Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensor, licensee, or designee thereof), (ii) the registration of any Intellectual Property by any such office (but only to the extent that there was no recordation of the Joint Collateral Agent's security interst made with respect to the application for such registration) or (iii) the acquisition of any application or registration and, in each case, shall, concurrently with such report to the Joint Collateral Agent, execute and deliver to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of ANNEX A attached hereto, together with all Supplements to Schedules thereto or signed counterpart of a Trademark Security Agreement, or Patent Security Agreement, substantially in the form of Annexes B, and C, as applicable together with all supplements to the schedules thereto;

                           (9) except with the prior consent of the Joint Collateral Agent or as permitted under the Indenture, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Joint Collateral Agent and each Grantor shall not (i) outside the ordinary course of business, sell, assign, transfer, license or grant an option to do any of the foregoing with respect to any material Intellectual Property or any material Intellectual Property License, or (ii) create or suffer to exist any Lien upon or with respect to the Intellectual Property it owns or with regard to any Intellectual Property License, except for the Lien created by and under this Agreement and the other Transaction Documents;

                           (10) it shall hereafter use commercially reasonable
                    efforts so as not to permit the inclusion or absence, as applicable, in any contract to which it hereafter becomes a party of any provision the inclusion or absence, as applicable, of which would impair or prevent the creation, perfection or enforcement of a security interest in, or the assignment of, such Grantor's rights and interests in any Intellectual Property acquired under such Contracts;

                           (11) it shall use required statutory notices and in
                    connection with its use of any of material Intellectual Property;

                           (12) it shall make commercially reasonable efforts to
                    continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property. In connection with such collections, each Grantor may take such action as such Grantor may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Joint Collateral Agent shall have the right at any time, to notify, or require to

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

                    notify, any obligors with respect to any such amounts of the existence of the security interest created hereby; and

                           (13) it shall within 60 days of the date hereof
                    request all consents necessary or advisable to permit the Restricted Patents to be subject to the security interest of the Joint Collateral Agent or to permit the Joint Collateral Agent to exercise remedies with respect thereto.

            (g)     COMMERCIAL TORT CLAIMS

                    (i) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on each Representation Date, that Schedule VII (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor which, if successfully asserted, could reasonably be expected to result in a judgment or settlement in excess of $60,000 individually or $240,000 in the aggregate; and

                    (ii) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim which, if successfully asserted, could reasonably be expected to result in a judgment or settlement in excess of $60,000 individually or $240,000 in the aggregate hereafter arising it shall deliver to the Joint Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.  ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES

            (a) ACCESS; RIGHT OF INSPECTION. Subject to the Joint Collateral Agent complying with all laws and performing all acts as may be required by any governmental authority with respect to protecting classified assets (including, without limitation, information, contracts and programs) and export controlled information in the manner requested by such governmental authority, the Joint Collateral Agent shall at reasonable times have full and free access during normal business hours to all the books, correspondence and records of each Grantor (to the extent any such materials are not classified under federal law or other applicable law to the Person making such examination at such time), and the Joint Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof (to the extent any such materials are not classified under federal law or other applicable law), and each Grantor agrees to render to the Joint Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Joint Collateral Agent and its representatives shall at all reasonable times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

            (b)     FURTHER ASSURANCES

                    (i) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Joint Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Joint Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                           (1) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Joint Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (2) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing; provided, however, in the case of foreign Intellectual Property, such recordings shall not be required unless the Joint Collateral Agent reasonably requests that they be made;

                           (3) at any reasonable time, upon prior written request by the Joint Collateral Agent, annex the Collateral to and allow inspection of the Collateral by the Joint Collateral Agent, or persons designated by the Joint Collateral Agent subject to the limitations set forth in
                    Section 5; and

                           (4) at the Joint Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Joint Collateral Agent's security interest in all or any part of the Collateral.

                           (5) Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Joint Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Joint Collateral Agent herein. Such statements, amendments and other documents may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Joint Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Joint Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property", in each case, whether now owned or hereafter acquired. Each Grantor shall furnish to the Joint Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Joint Collateral Agent may reasonably request, all in reasonable detail.

                    (ii) Each Grantor hereby authorizes the Joint Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule VI hereto (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Collateral that consists of

            Intellectual Property or any Collateral that consists of Intellectual Property licensed to, or acquired or developed by, any Grantor after the execution hereof.

SECTION 6.  JOINT COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

            Each Grantor hereby irrevocably appoints the Joint Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Joint Collateral Agent or otherwise, from time to time in the Joint Collateral Agent's discretion to take any action and to execute any instrument that the Joint Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

                    (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Joint Collateral Agent pursuant to the Transaction Documents;

                    (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                    (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (ii) above;

                    (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Joint Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Joint Collateral Agent with respect to any of the Collateral;

                    (e) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as grantor;

                    (f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Joint Collateral Agent in its sole discretion, any such payments made by the Joint Collateral Agent to become obligations of such Grantor to the Joint Collateral Agent, due and payable immediately without demand; and

                    (g) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Joint Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Joint Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Joint Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Joint Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 7.  REMEDIES.

            (a)     GENERALLY.

                    (i) If any Event of Default shall have occurred and be continuing, the Joint Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Joint Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                           (1) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Joint Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Joint Collateral Agent and make it available to the Joint Collateral Agent at a place to be designated by the Joint Collateral Agent that is reasonably convenient to both parties;

                           (2) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (3) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Joint Collateral Agent deems appropriate;

                           (4) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Joint Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Joint Collateral Agent may deem commercially reasonable; and

                    (ii) The Joint Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Joint Collateral Agent, as Joint Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Joint Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Joint Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Joint Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Joint Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Joint Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Joint Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Joint Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Joint Collateral Agent, that the Joint Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Joint Collateral Agent hereunder.

                    (iii) The Joint Collateral Agent may dispose of the Collateral without giving any warranties as to the Collateral. The Joint Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any disposal of the Collateral.

                    (iv) The Joint Collateral Agent shall have no obligation to marshal any of the Collateral.

            (b) APPLICATION OF PROCEEDS. All proceeds received by the Joint Collateral Agent in respect of any sale or other disposition, any collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with the provisions of the Collateral Agency Agreement and the Indenture.

            (c) SALES ON CREDIT. If Joint Collateral Agent sells or otherwise disposes of any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Joint Collateral Agent and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Joint Collateral Agent may resell or otherwise dispose of the Collateral and Grantor shall be credited with proceeds of the sale.

            (d)     INVESTMENT RELATED PROPERTY.

                    (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Joint Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Joint Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Joint Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Joint Collateral Agent all such information as the Joint Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Joint Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                    (ii) Upon the occurrence and during the continuation of an Event of Default, the Joint Collateral Agent shall have the right to apply the balance from any Asset Sale Proceeds Account or instruct the bank at which any Asset Sale Proceeds Account is maintained to pay the balance of any Asset Sale Proceeds Account to or for the benefit of the Joint Collateral Agent.

            (e)     INTELLECTUAL PROPERTY.

                    (i) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

                           (1) the Joint Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Joint Collateral Agent or otherwise, in the Joint Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Joint Collateral Agent, do any and all lawful acts and execute any and all documents required by the Joint Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Joint Collateral Agent as provided in the Section in this Agreement relating to indemnity and expenses (Section 11 hereof) in connection with the exercise of its rights under this Section, and, to the extent that the Joint Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or misappropriation of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing or misappropriating as shall be necessary to prevent such infringement or misappropriation;

                           (2) upon written demand from the Joint Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Joint Collateral Agent or such Joint Collateral Agent's designee all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Joint Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                           (3) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Joint Collateral Agent receives proceeds in respect of the sale of, or other realization upon, the Intellectual Property in conformance with Article 4 of the Collateral Agency Agreement;

                           (4) within five (5) Business Days after written notice from the Joint Collateral Agent, each Grantor shall make available to the Joint Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ or retention on the date of such Event of Default as the Joint Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Intellectual Property, such persons to be available to perform their prior functions on the Joint Collateral Agent's behalf and to be compensated by the Joint Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

                           (5) the Joint Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property and Intellectual Property Licenses, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Joint Collateral Agent in conformance with Section 4(d)(ii)(1) of this Agreement, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                           (6) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Joint Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Joint Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the Section in this Agreement relating to cash proceeds (Section 7 hereof); and

                           (7) Grantors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                    (ii) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Joint Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Joint Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer instruments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Joint Collateral Agent as aforesaid, subject to any disposition thereof (including a lease or license granted pursuant to Section 13.05 of the Indenture) that may have been made by the Joint Collateral Agent; provided, after giving effect to such reassignment, the Joint Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Joint Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Joint Collateral Agent.

                    (iii) Solely for the purpose of enabling the Joint Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Joint Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Joint Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the trademark owner to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor.

SECTION 8.  JOINT COLLATERAL AGENT

            The Joint Collateral Agent has been appointed to act as Joint Collateral Agent in accordance with the Collateral Agency Agreement and shall have the rights and duties specified therein.

SECTION 9.  CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

            This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until terminated in accordance with the Indenture and any Parity Lien Credit Document, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Joint Collateral Agent hereunder, to the benefit of the Joint Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Transaction Documents, each Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise. As to any particular Collateral that is sold, transferred or otherwise disposed of in accordance with the provisions of the Indenture and any Parity Lien Credit Document, such Collateral shall be released in accordance with the provisions of the Indenture and any Parity Lien Credit Document; provided, however, that the security interest shall continue in any proceeds of such disposition. Upon the termination of the security interest with respect to all Secured Obligations in accordance with the terms of the Indenture and the Parity Lien Credit Documents, the security interest granted hereby shall terminate hereunder and of record, the Collateral shall be released from the Liens created hereby, and all rights to the Collateral shall revert and be deemed reassigned to Grantors. Upon any such termination the Joint Collateral Agent shall, at Grantors' expense, authorize, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; JOINT COLLATERAL AGENT MAY PERFORM

            The powers conferred on the Joint Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and subject to the Joint Collateral Agent complying with all laws and performing all acts as may be required by any governmental authority, including, without limitation, protecting classified assets (including, without limitation, information, contracts and programs) and export controlled information in the manner lawfully requested by such governmental authority, the Joint Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Joint Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Joint Collateral Agent accords its own property. Neither the Joint Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Joint Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Joint Collateral Agent incurred in connection therewith shall be payable by each Grantor under the Section in this Agreement relating to the payment of expenses (Section 12(b) hereof).

SECTION 11. INDEMNITY

            (a) Each Grantor agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct.

            (b) The obligations of each Grantor in this Section 11 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Indenture and any other Transaction Documents.

SECTION 12. MISCELLANEOUS

            (a) NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or Trustee, shall be sent to such Person's address as set forth in
Section 15.02 of the Indenture or in the other relevant Transaction Document or if given to the Joint Collateral Agent shall be to Deirdra N. Ross at HSBC Bank USA, Issuer Services, 452 5th Avenue New York, New York 10018-2706, telephone 212-525-1398. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Joint Collateral Agent shall be effective until received by Joint Collateral Agent.

            (b) EXPENSES. Whether or not the transactions contemplated under the Transaction Documents shall be consummated, Grantors agree to pay promptly all the actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for the Grantors; the reasonable fees, expenses and disbursements of counsel to Joint Collateral Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Grantors; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Joint Collateral Agent, for the benefit of each Secured Party pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Joint Collateral Agent and of counsel providing any opinions that Joint Collateral Agent may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Joint Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Secured Obligations and commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Joint Collateral Agent in enforcing any Secured Obligations of or in collecting any payments due from any Grantor hereunder or under the other Transaction Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

            (c)     AMENDMENTS AND WAIVERS.

                    (i) JOINT COLLATERAL AGENT'S CONSENT. Subject to Section 12(c)(ii) and the Indenture, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of the Joint Collateral Agent.

                    (ii) NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Joint Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Transaction Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

            (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Grantor shall, without the prior written consent of the Joint Collateral Agent, assign any right, duty or obligation hereunder.

            (e) INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            (f) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 11 and 12(b) shall survive the payment of the Secured Obligations and the termination hereof.

            (g) MARSHALING; PAYMENTS SET ASIDE. Joint Collateral Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

            (h) SEVERABILITY. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (i) HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

            (j) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (k) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12(a); AGREES THAT SERVICE AS PROVIDED IN CLAUSE (a) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES JOINT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

            (l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12(l) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            (m) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            (n) EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantors and the Joint Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            (o) ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embody the entire agreement and understanding between Grantors and the Joint Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Transaction Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

            IN WITNESS WHEREOF, each Grantor and the Joint Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              HEXCEL CORPORATION,
                              a Delaware corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: Executive Vice President
                                     and Chief Financial Officer

                              HEXCEL POTTSVILLE CORPORATION,
                              a Delaware Corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: Vice President and Treasurer

                              CLARK-SCHWEBEL HOLDING CORP.,
                              a Delaware Corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: Vice President

                              CLARK-SCHWEBEL CORPORATION,
                              a Delaware Corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: Vice President and Treasurer

                              [SIGNATURES CONTINUED ON NEXT PAGE]

                              HEXCEL INTERNATIONAL,
                              a California Corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: President and Treasurer

                              CS TECH-FAB HOLDING, INC.,
                              a Delaware Corporation


                              By: /s/ Stephen C. Forsyth
                              ---------------------------------------
                              Name: Stephen C. Forsyth
                              Title: Vice President and Treasurer

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                              HSBC BANK USA,
                              as the Joint Collateral Agent


                              By: /s/ Deirdra N. Ross
                              ----------------------------------------
                              Name: Deirdra N. Ross
                              Title: Assistant Vice President